UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 4, 2020
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The Company's Annual Meeting was held on May 4, 2020.

(b) The results of the voting on the matters submitted to the stockholders are as follows:

Proposal 1 – Election of Directors
The nominees for election to the board of directors (the “Board”) of the Company at the Annual Meeting received the number of votes reported below:

Director Nominee	Vote For	Vote Against	Abstain	Broker Non-Vote
Anne M. Busquet	97,644,066	10,954,484	463,332	31,921,900
Robert M. Dutkowsky	94,353,929	14,218,608	489,345	31,921,900
Anne Sutherland Fuchs	97,464,240	11,144,006	453,636	31,921,900
Mary J. Steele Guilfoile	99,994,491	8,625,568	441,823	31,921,900
S. Douglas Hutcheson	100,449,387	8,098,865	513,630	31,921,900
Marc B. Lautenbach	99,338,821	9,211,313	511,748	31,921,900
Michael I. Roth	43,029,434	65,532,007	500,441	31,921,900
Linda Sanford	98,988,782	9,632,372	440,728	31,921,900
David L. Shedlarz	98,739,316	9,834,040	488,526	31,921,900

Accordingly, Ms. Busquet, Mr. Dutkowsky, Ms. Fuchs, Ms. Guilfoile, Mr. Hutcheson, Mr. Lautenbach, Ms. Sanford, and Mr. Shedlarz were elected to serve as directors of the Company for a one-year term expiring at the 2021 Annual Meeting of Stockholders.
Mr. Roth did not receive a majority of the votes cast in the affirmative and, pursuant to the terms of the Company’s Amended and Restated By-laws and its Governance Principles, tendered his resignation to the Board, with the effectiveness of such resignation being conditioned on the Board's acceptance of such resignation. The Company believes that Mr. Roth’s failure to receive the support of a majority of votes cast for his election was due to his service as the Chairman and Chief Executive Officer of a publicly traded company, his service on the Company’s Board and his service on the board of directors of one additional publicly traded company, which resulted in a concern among stockholders holding a significant number of shares of the Company's common stock. The Company does not believe it was based on any specific concern regarding Mr. Roth’s performance. The Governance Committee will consider Mr. Roth’s tendered resignation and make a recommendation to the Board on whether to accept or reject such tendered resignation, or whether other action should be taken. After considering the Governance Committee’s recommendation, the Board will take action with respect to Mr. Roth’s tendered resignation and publicly disclose its decision through the filing of a Current Report on Form 8-K within 90 days from the date of the certification of the election results.

Proposal 2 – Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2020
The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2020 was ratified. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
135,351,090	5,076,333	556,359	0

Proposal 3 – A Non-binding Advisory Vote to Approve Executive Compensation
The advisory vote on executive compensation was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
94,658,480	113,112,599	1,290,803	31,921,900
The board of directors and the Executive Compensation Committee will consider the voting results when making future decisions regarding the executive compensation program.

Proposal 4 – Approval of the Second Amendment to and Restatement of the Pitney Bowes Inc. 2018 Stock Plan
The vote to approve the Second Amendment to and Restatement of the Pitney Bowes Inc. 2018 Stock Plan was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
91,525,350	16,190,532	1,346,000	31,921,900

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Daniel Goldstein
Name: Daniel Goldstein
Date: May 7, 2020	Title: Executive Vice President, Chief Legal Officer and Corporate Secretary